Exhibit 99.1

Pursuant to General Instruction number 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

Name:	Impact Ventures Partners, L.P.
Impact Entrepreneurs Fund, L.P.

Address:	2705 Westlake Drive
Austin, TX 78746

Designated Filer:      Impact Venture Advisors, LLC

Issuer and Ticker Symbol:      OpenTable, Inc. (OPEN)

Date of Event Requiring Statement:      May 27, 2009

Signature:	IMPACT VENTURE PARTNERS, L.P.

	By:	Impact Venture Advisors, LLC
its general partner

	By:	/s/ Adam R. Dell
Adam R. Dell, Manager

IMPACT ENTREPRENEURS FUND, L.P.

	By:	Impact Venture Advisors, LLC
its general partner

	By:	/s/ Adam R. Dell
Adam R. Dell, Manager